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                                                                    EXHIBIT 99.1

[AMERICAN HOMEPATIENT LOGO]

                                                                    NEWS RELEASE


Contacts:         Joseph F. Furlong         or            Marilyn O'Hara
                  President and CEO                       Executive VP and CFO
                  (615) 221-8884                          (615) 221-8884
                                                          PRIMARY CONTACT


FOR IMMEDIATE RELEASE


               AMERICAN HOMEPATIENT REPORTS FINANCIAL RESULTS FOR
              THE SECOND QUARTER AND SIX MONTHS ENDED JUNE 30, 2004

BRENTWOOD, Tenn. (August 4, 2004) - American HomePatient, Inc. (OTC: AHOM) today reported net income of $1.0 million and revenues of $83.3 million for the second quarter ended June 30, 2004. For the six months ended June 30, 2004, the Company reported net income of $2.0 million and revenues of $168.1 million.

The Company's net income of $1.0 million for the second quarter of 2004 compares to net income of $4.5 million for the second quarter of 2003. Net income for the current quarter includes approximately $0.1 million of reorganization items. Net income for the second quarter of 2003 included approximately $2.0 million of reorganization items and excluded approximately $5.0 million in non-default interest expense that would have been paid had the Company not sought bankruptcy protection. The Company's net income of $2.0 million for the first six months of 2004 compares to net income of $8.9 million for the first six months of 2003. Net income for the first six months of 2004 includes approximately $0.1 million of reorganization items. Net income for the first six months of 2003 included approximately $2.9 million of reorganization items and excluded approximately $10.0 million in non-default interest expense that would have been paid had the Company not sought bankruptcy protection.

The Company's revenues of $83.3 million for the second quarter of 2004 represent an increase of $0.4 million, or 0.5%, over the second quarter of 2003. The Company's revenues of $168.1 million for the first six months of 2004 represent an increase of $2.7 million, or 1.6%, over the first six months of 2003. Revenues in the current quarter and first six months of 2004 were reduced by approximately $1.8 million, or 2.2%, and $3.7 million, or 2.2%, respectively, as a result of an


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approximate 15.8 % reduction in the Medicare reimbursement rates for inhalation drugs effective January 1, 2004. The sale of inhalation drugs comprised approximately 12% of the Company's total revenues for the second quarter and first six months of 2004.

Earnings before interest, taxes, depreciation, and amortization (EBITDA) is a non-GAAP financial measurement that is calculated as net income excluding interest, taxes, depreciation and amortization. EBITDA for the second quarter of 2004 and for the second quarter of 2003 was $12.6 million and $10.6 million, respectively. For the second quarter of 2004, adjusted EBITDA (calculated as EBITDA excluding reorganization items and other income/expense) was $12.6 million or 15.2% of revenues. For the second quarter of 2003, adjusted EBITDA was $12.6 million or 15.2% of revenues. EBITDA for the first six months of 2004 and for the first six months of 2003 was $24.7 million and $20.6 million, respectively. For the first six months of 2004, adjusted EBITDA was $24.7 million or 14.6% or revenues. For the first six months of 2003, adjusted EBITDA was $23.6 million or 14.2% of revenues.

Bad debt expense for the second quarter and first six months of 2004 increased by approximately $1.5 million and $1.2 million, respectively, compared to the same periods of 2003. Bad debt expense in the current year has been impacted by disruptions in cash collections resulting from the inability of certain third-party payors to effectively process electronic claims due to the implementation of the new HIPAA Transaction and Code Sets. Also impacting bad debt expense has been payment delays associated with certain state Medicaid programs changing the intermediary contracted by the state to process claims submitted by the providers. Despite the increase in bad debt expense, total operating expenses were essentially flat in the second quarter of 2004 compared to the second quarter of 2003 and decreased by approximately $0.2 million in the first six months of 2004 compared to the same period in 2003. Reductions in personnel-related expenses, travel expenses, and other miscellaneous operating expenses have offset the higher bad debt expense in the second quarter and first six months of 2004.

American HomePatient, Inc. is one of the nation's largest home health care providers with 283 centers in 35 states. Its product and service offerings include respiratory services, infusion therapy, parenteral and enteral nutrition, and medical equipment for patients in their home. American HomePatient, Inc.'s common stock is currently traded in the over-the-counter market or,

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on application by broker-dealers, in the NASD's Electronic Bulletin Board under the symbol AHOM or AHOM.OB.

American HomePatient, Inc. provides information related to non-GAAP financial measurements such as, EBITDA, adjusted EBITDA and, from time to time, other non-GAAP financial measurements that adjust for certain items outside of the ordinary course of its business. To enable interested parties to reconcile non-GAAP measures to the Company's GAAP financial statements, the Company clearly defines EBITDA and adjusted EBITDA, and quantifies all other adjustments to GAAP measurements (see Schedule B). The Company provides EBITDA information, a widely used non-GAAP financial measurement, to assist in analyzing the Company's operations and in comparing the Company to its competitors. The Company provides other non-GAAP financial measurements, such as adjusted EBITDA, that adjust for certain items outside of the ordinary course of business in order to assist in comparing the Company's current operating performance to its historical performance. These adjustments typically reflect non-recurring items but sometimes reflect items, such as dispositions of assets and restructuring charges that are not technically non-recurring but are outside of the ordinary course of operations. Investors should note that such measures may not be comparable to similarly titled measures used by other companies, and investors are encouraged to use this information only in connection with the information contained in the Company's GAAP financial statements.

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties regarding reimbursement reductions and the Company's ability to mitigate the impact of the reductions. These risks and uncertainties are in addition to other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.



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AMERICAN HOMEPATIENT, INC.                                           SCHEDULE A
SUMMARY FINANCIAL DATA
(In thousands, except per share data)

                                                                        THREE MONTHS ENDED JUNE 30,      SIX MONTHS ENDED JUNE 30,
                                                                        ---------------------------      -------------------------
                                                                            2004            2003            2004            2003
                                                                         ---------       ---------       ---------       ---------
                                                                                (UNAUDITED)                     (UNAUDITED)

Revenues, net                                                            $  83,312       $  82,864       $ 168,085       $ 165,371
Cost of sales and related services                                          17,839          17,449          36,456          34,742
Cost of rentals and other revenues, including rental equipment
  depreciation                                                               9,804           8,970          19,147          17,396
Operating expenses, including bad debt expense                              46,017          46,018          93,076          93,254
General and administrative expenses                                          4,220           4,126           8,509           8,672
Earnings from unconsolidated joint ventures                                 (1,179)         (1,191)         (2,231)         (2,421)
Depreciation, excluding rental equipment, and amortization                     804             846           1,637           1,771
Interest expense (income), net                                               4,657              22           9,307             (50)
Other (income) expense, net                                                    (57)             --             (82)             94
                                                                         ---------       ---------       ---------       ---------

INCOME FROM OPERATIONS BEFORE REORGANIZATION ITEMS AND INCOME TAXES          1,207           6,624           2,266          11,913

Reorganization items                                                            71           2,004              71           2,856
                                                                         ---------       ---------       ---------       ---------

INCOME FROM OPERATIONS BEFORE INCOME TAXES                                   1,136           4,620           2,195           9,057

Provision for income taxes                                                     100             100             200             200
                                                                         ---------       ---------       ---------       ---------

NET INCOME                                                               $   1,036       $   4,520       $   1,995       $   8,857
                                                                         =========       =========       =========       =========


Basic income per common share                                            $    0.06       $    0.28       $    0.12       $    0.54
Diluted income per common share                                          $    0.06       $    0.24       $    0.12       $    0.47


                                                              JUNE 30,     DECEMBER 31,
                                                                2004           2003
                                                             ---------     ------------
                                                            (UNAUDITED)

Cash and equivalents                                         $   3,590       $   2,571
Restricted cash                                                    650             400
Net patient receivables                                         55,610          56,940
Other receivables                                                1,227           1,935
                                                             ---------       ---------
  Total receivables                                             56,837          58,875
Other current assets                                            17,996          20,606
                                                             ---------       ---------
  Total current assets                                          79,073          82,452
Property and equipment, net                                     58,360          56,831
Goodwill                                                       121,834         121,834
Other assets                                                    20,015          22,923
                                                             ---------       ---------
  TOTAL ASSETS                                               $ 279,282       $ 284,040
                                                             =========       =========

Accounts payable                                             $  27,835       $  17,518
Current portion of long-term debt and capital leases             6,950          11,720
Other current liabilities                                       23,074          33,097
                                                             ---------       ---------
  Total current liabilities                                     57,859          62,335

Long-term debt and capital leases, less current portion        250,012         251,194
Other noncurrent liabilities                                     3,085           4,262
                                                             ---------       ---------
  Total liabilities                                            310,956         317,791

  Minority interest                                                535             498

  Total shareholders' deficit                                  (32,209)        (34,249)
                                                             ---------       ---------
  TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT                $ 279,282       $ 284,040
                                                             =========       =========



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AMERICAN HOMEPATIENT, INC.                                            SCHEDULE B
RECONCILIATION OF NON-GAAP FINANCIAL MEASUREMENTS TO GAAP FINANCIAL STATEMENTS (In thousands)

                                                          THREE MONTHS ENDED MARCH 31,     SIX MONTHS ENDED JUNE 30,
                                                          ----------------------------     -------------------------
                                                              2004           2003             2004           2003
                                                          ------------   -------------     ----------     ----------
                                                                  (UNAUDITED)                    (UNAUDITED)

Net income                                                  $  1,036       $  4,520         $  1,995       $  8,857

Add:

  Provision for income taxes                                     100            100              200            200

  Interest expense (income), net                               4,657             22            9,307            (50)

  Rental equipment depreciation                                6,018          5,088           11,529          9,829

  Other depreciation and amortization                            804            846            1,637          1,771
                                                            --------       --------         --------       --------
Earnings before interest, taxes, depreciation, and
  amortization (EBITDA)                                     $ 12,615       $ 10,576         $ 24,668       $ 20,607

Add:

  Reorganization items                                            71          2,004               71          2,856

  Other (income) expense, net                                    (57)            --              (82)            94
                                                            --------       --------         --------       --------

Adjusted EBITDA (EBITDA excluding reorganization items
  and other (income) expense, net)                          $ 12,629       $ 12,580         $ 24,657       $ 23,557
                                                            ========       ========         ========       ========